Exhibit 5.1
[Letterhead of Wisconsin Electric Power Company]
May 7, 2007
Wisconsin Energy Corporation
231 West Michigan Street
P. O. Box 1331
Milwaukee, WI 53201
Ladies and Gentlemen:
     I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Wisconsin Energy Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the proposed offering pursuant to the prospectus (the “Prospectus”) contained in the Registration Statement of one or more new series of unsecured debt securities to be issued by the Company (each such series being hereinafter referred to as a “Series” or “Series of Securities;” collectively the “Securities”).
     As Assistant Vice President—Legal Services of Wisconsin Electric Power Company, I have examined (i) the Registration Statement, (ii) the Indenture dated as of March 15, 1999 (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and The Bank of New York Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee (the “Indenture”), providing for the issuance of the Securities from time to time in one or more Series, pursuant to the terms of one or more resolutions or supplemental indentures creating such Series (“Securities Resolution(s)”), (iii) corporate proceedings of the Company relating to the Registration Statement and the Securities, and (iv) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion.
   On the basis of the foregoing, I advise you that, in my opinion:
     1. The Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     2. The Securities have been duly authorized by the Company and when (a) the final terms of the Series of Securities have been established pursuant to a Securities Resolution and duly adopted, and (b) the Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the Prospectus and any prospectus supplement related thereto, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     I am a member of the bar of the State of Wisconsin and do not hold myself out to be an expert on the laws of any other state. In connection herewith, I express no opinion on the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Wisconsin.
     I consent to (a) the filing of this opinion with the SEC as an exhibit to the Registration Statement, and (b) the references made to me under the caption “Legal Matters” in the Prospectus constituting a part of the Registration

Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without my prior written consent.

Very truly yours,
/s/ Sally R. Bentley

Sally R. Bentley
Assistant Vice President—Legal Services Wisconsin Electric Power Company